SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 2002

                                  LASIK AMERICA, INC.
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               (Exact Name of Registrant as Specified in Charter)

          Nevada                     001-16813                 88-0490720
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(State or Other Jurisdiction       (Commission              (I.R.S. Employer
     of Incorporation)             File Numbers)           Identification No.)

                6646 Indian School Road, N.E.
                    Albuquerque, New Mexico                    87110
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       (Address of Principal Executive Offices)               (Zip Code)


       Registrant's telephone number, including area code: (505) 837-2020
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                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)


Item 5.  Other Events.

     The Company's registration statement filed on December 12, 2001 on Form SB-2/A became effective upon order of the U.S. Securities and Exchange Commission as of that date. This registration statement covered the Company's planned initial public offering of 425,000 units and 125,000 units on behalf of a selling shareholder, with each unit consisting of one share of common stock and one redeemable common stock purchaser warrant. Each warrant was exercisable to purchase one additional shares of common stock.

     Terms of our public offering required that the offering terminate by January 31, 2002, or 60 days thereafter, if the offering was extended by the representative of the underwriters. The public offering was extended to March 31, 2002, but terminated at that time.

     No units offered by the Company or the selling shareholder were sold in the public offering and no proceeds of the planned public offering were received by the Company or the selling shareholder prior to the termination date. Our public offering has been deemed by us to be abandoned at this time.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 12, 2002                  LASIK America, Inc.
                                        (Registrant)


                                        /S/ Robert S. Helmer
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                                        By:Robert S. Helmer
                                        Title:  Chief Operating Officer

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